Exhibit (a)(1)(vii)

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING COMMON SHARES HELD BY U.S. HOLDERS AND

ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

LINE CORPORATION

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED AUGUST 3, 2020

BY

NAVER J. HUB CORPORATION,

A DIRECT WHOLLY OWNED SUBSIDIARY

OF

NAVER CORPORATION,

AND

SOFTBANK CORP.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 2:30 A.M., NEW YORK CITY TIME, ON SEPTEMBER 15, 2020, UNLESS THE U.S. OFFER IS EXTENDED.

August 3, 2020

To Our Clients:

Enclosed for your consideration are an offer to purchase, dated August 3, 2020 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “ADS Letter of Transmittal”) corresponding to the joint offer by NAVER J. Hub Corporation, a Japanese corporation (kabushiki kaisha) (“NAVER Purchaser”) and a direct wholly owned subsidiary of NAVER Corporation, a Korean corporation (jusik hoesa) (“NAVER”) listed on the Korea Exchange, and SoftBank Corp., a Japanese corporation (kabushiki kaisha) (“SoftBank,” and together with NAVER Purchaser, the “Purchasers”) listed on the First Section of the Tokyo Stock Exchange (the “TSE”), to purchase (the “U.S. Offer”):

(i)

up to 100% of the outstanding shares of common stock, no par value (collectively, the “Common Shares” and each, a “Common Share”) of LINE Corporation, a Japanese corporation (kabushiki kaisha) (“LINE”) listed on the New York Stock Exchange and the First Section of the TSE and a consolidated subsidiary of NAVER, that are held by U.S. holders (as that term is defined under instruction 2 to paragraphs (c) and (d) of Rule 14d-1 under the U.S. Securities Exchange Act of 1934, as amended) (such holders collectively, “U.S. Holders” and each, a “U.S. Holder”) and

(ii)

up to 100% of the outstanding American Depositary Shares representing Common Shares (collectively, the “ADSs” and each, an “ADS”), each ADS representing one Common Share, from all holders, wherever located, at a purchase price of JPY 5,380 per Common Share and per ADS, in each case, in cash, without interest, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the accompanying Common Share Acceptance Letter or ADS Letter of Transmittal, as applicable. All payments to tendering U.S. Holders of Common Shares pursuant to the U.S. Offer to Purchase will be in Japanese yen, less the amount of any fees, expenses and withholding taxes that may be applicable. All payments to tendering holders of ADSs pursuant to the U.S. Offer to Purchase will be in U.S. dollars, with the dollar amount thereof calculated by converting JPY 5,380 to U.S. dollars based on the spot U.S. dollar/Japanese yen exchange rate reported by Bloomberg L.P. at 10:00 a.m., Japan Standard Time, on the first Japan business day following the Expiration Date (defined below) and rounded to the nearest whole cent, less the amount of any fees (including any currency conversion fees), expenses and withholding taxes that may be applicable, including a fee of up to U.S. $5.00 for each 100 tendered ADSs (or portion thereof) cancelled.

All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the related ADS Letter of Transmittal.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 2:30 A.M., NEW YORK CITY TIME, ON SEPTEMBER 15, 2020, UNLESS THE U.S. OFFER IS EXTENDED.

Your attention is directed to the following:

1.	The U.S. Offer commenced on August 3, 2020 and will expire at 2:30 a.m., New York City time, on September 15, 2020 (such date as it may be extended, the “Expiration Date”), unless extended.

2.

Simultaneously with the U.S. Offer, the Purchasers are making an offer in Japan in accordance with the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended from time to time) to purchase up to 100% of the outstanding Common Shares, options for the purchase of Common Shares (the “Options”) and zero-coupon convertible bonds due 2023 and 2025 issued by LINE (the “Convertible Bonds” and, together with the Common Shares, ADSs and Options, the “LINE Target Securities”), from all holders of Common Shares, Options or Convertible Bonds who are not U.S. Holders, subject to certain restrictions (the “Japan Offer,” and together with the U.S. Offer, the “Offers”). The offer for Common Shares in the Japan Offer is for the same price and on substantially the same terms as offered to purchase Common Shares and ADSs in the U.S. Offer. The Japan Offer is not open to U.S. Holders.

3.

The U.S. Offer is open to all holders of Common Shares who are U.S. Holders, and to all holders of ADSs, wherever located. Holders of Common Shares who are not U.S. Holders and holders of Options or Convertible Bonds, wherever located, may not participate in the U.S. Offer, but holders of Common Shares, Options or Convertible Bonds who are not U.S. Holders may tender their respective Common Shares, Options or Convertible Bonds into the Japan Offer. U.S. Holders of Options or Convertible Bonds that wish to participate in the U.S. Offer must first exercise or convert, respectively, such Options or Convertible Bonds (to the extent exercisable or convertible, as the case may be) in accordance with their terms in sufficient time to tender the Common Shares received thereby into the U.S. Offer. The Offers do not extend to LINE Target Securities that the Purchasers or NAVER hold or may, in the future, hold, or to Common Shares or ADSs held in treasury by LINE.

4.	The U.S. Offer is subject to the satisfaction or waiver of certain conditions described in the section entitled “The U.S. Offer—Section 13. Conditions to the U.S. Offer” in the U.S. Offer to Purchase.

5.	The Purchasers will not pay any fees or commissions to any broker or dealer or person (other than certain parties described in the U.S. Offer to Purchase, see the section entitled “The U.S.

Offer—Section 15. Fees and Expenses”) for soliciting tenders of Common Shares and ADSs pursuant to the U.S. Offer. Banks, brokers, dealers and other nominees may, upon request, be reimbursed by the Purchasers for customary mailing and handling expenses incurred by them in forwarding materials relating to the Offers to their customers.

6.

If required by U.S. federal income tax laws, Equiniti Trust Company (the “ADS Tender Agent”) or another appropriate withholding tax agent generally will be required to backup withhold at the applicable withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the U.S. Offer (see the section entitled “The U.S. Offer—Section 5. Income Tax Considerations—Certain U.S. Federal Income Tax Consequences of the U.S. Offer—Information Reporting and Backup Withholding” of the U.S. Offer to Purchase).

7.	Under no circumstances will the Purchasers pay interest on the consideration paid for ADSs pursuant to the U.S. Offer, regardless of any delay in making such payment.

A tender of the ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer. An envelope in which to return your instructions to us is enclosed for your convenience.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Payment for ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the ADS Tender Agent in accordance with the procedures set forth in the section entitled “The U.S. Offer—Section 3. Procedure for Tendering into the U.S. Offer” of the U.S. Offer to Purchase.

You may request additional information or copies of the U.S. Offer to Purchase and ADS Letter of Transmittal from Equiniti (US) Services LLC, the information agent for the U.S. Offer (the “Information Agent”), at its address and telephone numbers set forth below.

The Information Agent for the U.S. Offer is:

90 Park Avenue

New York, New York 10016

U.S. Holders of Common Shares and holders of ADSs may call toll-free: (833) 503-4127

Banks and brokers may call: (516) 220-8356

INSTRUCTION FORM WITH RESPECT TO

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING COMMON SHARES HELD BY U.S. HOLDERS AND

ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

LINE CORPORATION

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED AUGUST 3, 2020

BY

NAVER J. HUB CORPORATION,

A DIRECT WHOLLY OWNED SUBSIDIARY

OF

NAVER CORPORATION,

AND

SOFTBANK CORP.

The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by the Purchasers, in their sole discretion, and that the Purchasers reserve the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

Number of ADSs to be Tendered:	SIGN HERE

ADSs*

Signature(s)
Account Number:

Name(s)
Dated , 2020

Address(es)

* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.	Area Code and Telephone Number
Taxpayer Identification or Social Security Number

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